ARTHUR ANDERSEN LLP

May 10, 1999

Office of the Chief Accountant
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madame:

We have read Item 4 included in the Form 8-K dated April 30, 1999 of Unity Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
    ARTHUR ANDERSEN LLP


                                   Page 5 of 5